ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                   ICOA, INC.

         Pursuant  to  the   applicable   provisions  of  the  Nevada   Business
Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

         FIRST: The present name of the corporation is ICOA, Inc.

         SECOND: The following amendments to its articles of incorporation were adopted by the shareholders of the corporation on August 25, 2000 in the manner prescribed by Nevada law.

                  RESOLVED: that Article IV of the Articles of Incorporation of this Corporation be amended by deleting said Article IV in its entirety and by inserting the following, such that, as amended, Article IV shall be and shall read as follows:

                               ARTICLE IV - STOCK

                  The aggregate number of shares which the corporation shall be authorized to issue is 150,000,000 shares of nonassessable voting common stock having a par value of $.0001 per share. The capital stock of this corporation shall be issued as fully paid, and the private property of the shareholders shall not be liable for the debts, obligations, or liabilities of this Corporation. THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of adoption of said amendment was 40,280,607.

         FOURTH: The number of shares voted for such amendment was 22,559,130 and the number of shares voted against such amendment was 0 shares.

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Dated this 25th day of August, 2000
ATTEST:                                         ICOA, and

/s/ George Strouthopoulos                       /s/ George Strouthopoulos
--------------------------------                --------------------------------
George Strouthopoulos, Secretary                George Strouthopoulos, President

                                  VERIFICATION
                                  ------------

STATE OF RHODE ISLAND    )
                         ) ss.
COUNTY OF KENT           )

         The undersigned being first duly sworn, deposes and states that the undersigned is the Secretary of ICOA, Inc., that the undersigned has read the Articles of Amendment and knows the ???? thereof and that the same contains a truthful statement of the amendment duly adopted by the stockholders of the Corporation.

                                                /s/ George Strouthopoulos
                                                --------------------------------
                                                George Strouthopoulos, Secretary


STATE OF RHODE ISLAND    )
                         ) ss.
COUNTY OF KENT           )

         Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of ICOA, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as his own free act and deed pursuant to a corporate resolution for the uses and purposes set forth.


                                            ------------------------------------
                                            NOTARY PUBLIC

                                            My Commission expires:
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